EXHIBIT 23.1

[SMITH ELLIOTT KEARNS & COMPANY, LLC LETTERHEAD]

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Fairmount Bancorp, Inc. 2010 Stock Option Plan and the Fairmount Bancorp, Inc. 2010 Recognition and Trust Agreement of our report dated December 22, 2012, relating to the financial statements of Fairmount Bancorp, Inc.

/s/ Smith Elliott Kearns & Company, LLC

Chambersburg, Pennsylvania

February 24, 2012